                                                                   EXHIBIT 99.02






                 AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
          (a wholly owned subsidiary of Ambac Financial Group, Inc.)

                  Consolidated Unaudited Financial Statements

                  As of March 31, 1999 and December 31, 1998
               and for the Periods Ended March 31, 1999 and 1998

Ambac Assurance Corporation and Subsidiaries
Notes to Consolidated Unaudited Financial Statements


     (1)  Basis of Presentation


     Ambac Assurance Corporation ("Ambac Assurance") is a leading insurer of municipal and structured finance obligations. Ambac Assurance has earned triple-A ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Rating Group, Fitch IBCA, Inc., and Japan Rating and Investment Information, Inc. Financial guarantee insurance underwritten by Ambac Assurance guarantees payment when due of the principal of and interest on the obligation insured. In the case of a monetary default on the insured bond, payments under the insurance policy may not be accelerated by the policyholder without Ambac Assurance's consent. As of March 31, 1999, Ambac Assurance's net insurance in force (principal and interest) was $335,684,000. Ambac Assurance is a wholly owned subsidiary of Ambac Financial Group, Inc. ("AFGI"), a holding company whose subsidiaries provide financial guarantee insurance and financial management services to clients in both the public and private sectors around the world.

     In December 1997, Ambac Assurance acquired Construction Loan Insurance Corporation ("CLIC"). CLIC's wholly owned subsidiary, Connie Lee Insurance Company ("Connie Lee"), a triple-A rated financial guarantee insurance company which guaranteed bonds primarily for college and hospital infrastructure projects, has not written any new business since the acquisition. Ambac Assurance and Connie Lee have arrangements in place to assure that Connie Lee maintains a level of capital sufficient to support Connie Lee's outstanding obligations and for Connie Lee insured bonds to retain their triple-A rating.

     Ambac Assurance serves clients in international markets through its wholly-owned subsidiary Ambac Assurance UK Limited and through an arrangement with MBIA Insurance Company ("MBIA") to participate in MBIA.AMBAC International, an unincorporated joint venture (the "Joint Venture") formed in 1995. The joint venture was formed with the goal of bringing the combined resources of the two companies together to more efficiently serve the international market. Under the joint venture arrangement, financial guarantee policies are issued separately by each of the companies and each company has the opportunity to reinsure up to 50% of international business written.

     Ambac Assurance, as the sole limited partner, owns a limited partnership interest representing 90% of the total partnership interests of Ambac Financial Services, L.P. ("AFSLP"), a limited partnership which provides interest rate swaps primarily to states, municipalities and their authorities. The sole general partner of AFSLP, Ambac Financial Services Holdings, Inc., a wholly owned subsidiary of AFGI, owns a general partnership interest representing 10% of the total partnership interest in AFSLP.

     The accompanying consolidated unaudited interim financial statements have been prepared on the basis of U.S. Generally Accepted Accounting Principles ("GAAP") and, in the opinion of management, reflect all adjustments, consisting only of normal recurring

Ambac Assurance Corporation and Subsidiaries
Notes to Consolidated Unaudited Financial Statements (Continued)

adjustments, necessary for a fair presentation of the Company's financial condition, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the three months ended March 31, 1999 may not be indicative of the results that may be expected for the full year ending December 31, 1999. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited consolidated financial statements of Ambac Assurance Corporation and its subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998.

                 Ambac Assurance Corporation and Subsidiaries
                          Consolidated Balance Sheets
                     March 31, 1999 and December 31, 1998
                   (Dollars in Thousands Except Share Data)

                                                                                   March 31, 1999               December 31, 1998
                                                                                ----------------------     -------------------------
                                                                                     (unaudited)

                                    ASSETS
                                    ------
Investments:
       Fixed income securities, at fair value
           (amortized cost of $3,214,956 in 1999 and $3,097,289 in 1998)                   $3,387,681                  $3,310,047
       Short-term investments, at cost (approximates fair value)                              120,525                      93,912
                                                                                ----------------------     -----------------------
           Total investments                                                                3,508,206                   3,403,959

Cash                                                                                            7,573                       4,895
Securities purchased under agreements to resell                                                 7,357                       5,449
Receivable for securities sold                                                                 44,743                      12,132
Investment income due and accrued                                                              50,409                      54,088
Deferred acquisition costs                                                                    125,327                     120,619
Reinsurance recoverable                                                                         3,668                       3,638
Prepaid reinsurance                                                                           196,388                     199,920
Other assets                                                                                  126,746                     212,475
                                                                                ----------------------     -----------------------
           Total assets                                                                    $4,070,417                  $4,017,175
                                                                                ======================     =======================

                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------

Liabilities:
       Unearned premiums                                                                   $1,324,464                  $1,303,203
       Losses and loss adjustment expenses                                                    118,190                     115,794
       Ceded reinsurance balances payable                                                       4,004                       6,576
       Deferred income taxes                                                                  135,522                     144,565
       Current income taxes                                                                    35,916                      19,984
       Accounts payable and other liabilities                                                 142,311                     226,950
       Payable for securities purchased                                                       107,412                      33,758
                                                                                ----------------------     -----------------------
           Total liabilities                                                                1,867,819                   1,850,830
                                                                                ----------------------     -----------------------

Stockholder's equity:
       Preferred stock, par value $1,000 per share; authorized
           shares - 285,000; issued and outstanding shares - none                                  -                            -
       Common stock, par value $2.50 per share; authorized shares
           - 40,000,000; issued and outstanding shares - 32,800,000
           at March 31, 1999 and December 31, 1998                                             82,000                      82,000
       Additional paid-in capital                                                             541,335                     541,021
       Accumulated other comprehensive income                                                 112,023                     138,651
       Retained earnings                                                                    1,467,240                   1,404,673
                                                                                ----------------------     -----------------------
           Total stockholder's equity                                                       2,202,598                   2,166,345
                                                                                ----------------------     -----------------------
                                                                                           $4,070,417                  $4,017,175
                                                                                ======================     =======================


See accompanying Notes to Consolidated Unaudited Financial Statements.

                 Ambac Assurance Corporation and Subsidiaries
                     Consolidated Statements of Operations
                                  (Unaudited)
                 For The Periods Ended March 31, 1999 and 1998
                            (Dollars in Thousands)


                                                                                      Three Months Ended
                                                                                           March 31,
                                                                              ------------------------------------
                                                                                   1999                1998
                                                                              ----------------    ----------------
Revenues:
    Gross premiums written                                                            $91,041             $79,621
    Ceded premiums written                                                             (5,086)            (26,087)
                                                                              ----------------    ----------------
          Net premiums written                                                         85,955              53,534

    (Increase) decrease in unearned premiums, net                                     (24,926)                296
                                                                              ----------------    ----------------
          Net premiums earned                                                          61,029              53,830

    Net investment income                                                              49,587              45,136
    Net realized gains                                                                     89                 150
    Other income                                                                        5,748               7,323
                                                                              ----------------    ----------------
         Total revenues                                                               116,453             106,439
                                                                              ----------------    ----------------
Expenses:

    Losses and loss adjustment expenses                                                 2,500               1,577
    Underwriting and operating expenses                                                13,628              13,548
    Interest expense                                                                      724                 761
                                                                              ----------------    ----------------
         Total expenses                                                                16,852              15,886
                                                                              ----------------    ----------------

    Income before income taxes                                                         99,601              90,553

    Provision for income taxes                                                         24,034              21,829
                                                                              ----------------    ----------------

    Net income                                                                        $75,567             $68,724
                                                                              ================    ================


See accompanying Notes to Consolidated Unaudited Financial Statements

                 Ambac Assurance Corporation and Subsidiaries
                Consolidated Statements of Stockholders' Equity
                                  (Unaudited)
                 For The Periods Ended March 31, 1999 and 1998
                            (Dollars in Thousands)


                                                                         1999                                    1998
                                                            --------------------------------        --------------------------------
Retained Earnings:
       Balance at January 1                                      $1,404,673                              $1,179,322
       Net income                                                    75,567         $75,567                  68,724         $68,724
                                                                            ----------------                        ----------------
       Dividends declared - common stock                            (13,000)                                (12,000)
       Other                                                              -                                       1
                                                            ----------------                        ----------------
       Balance at March 31                                       $1,467,240                              $1,236,047
                                                            ----------------                        ----------------

Accumulated Other Comprehensive Income:
       Balance at January 1                                        $138,651                                $118,119
       Unrealized losses on securities,
         ($40,033) and ($5,545), pre-tax,
           in 1999 and 1998, respectively (1)                                       (26,021)                                 (3,604)
       Foreign currency (loss) gain                                                    (607)                                    344
                                                                            ----------------                        ----------------
       Other comprehensive loss                                     (26,628)        (26,628)                 (3,260)         (3,260)
                                                            --------------------------------        --------------------------------
       Comprehensive income                                                         $48,939                                 $65,464
                                                                            ================                        ================
       Balance at March 31                                         $112,023                                $114,859
                                                            ----------------                        ----------------

Preferred Stock:
       Balance at January 1 and March 31                                 $-                                      $-
                                                            ----------------                        ----------------

Common Stock:
       Balance at January 1 and March 31                            $82,000                                 $82,000
                                                            ----------------                        ----------------

Additional Paid-in Capital:
       Balance at January 1                                        $541,021                                $521,153
       Exercise of stock options                                        314                                   3,551
                                                            ----------------                        ----------------
       Balance at March 31                                         $541,335                                $524,704
                                                            ----------------                        ----------------


Total Stockholders' Equity at March 31                           $2,202,598                              $1,957,610
                                                            ================                        ================

(1) Disclosure of reclassification amount:
Unrealized holding losses arising during period                    ($25,963)                                ($2,840)
Less: reclassification adjustment for net gains
    included in net income                                               58                                     764
                                                            ----------------                        ----------------
Net unrealized losses on securities                                ($26,021)                                ($3,604)
                                                            ================                        ================

See accompanying Notes to Consolidated Unaudited Financial Statements.

                 Ambac Assurance Corporation and Subsidiaries
                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                 For The Periods Ended March 31, 1999 and 1998
                            (Dollars in Thousands)

                                                                                 Three Months Ended
                                                                                      March 31,
                                                                          ----------------------------------
                                                                               1999               1998
                                                                          ---------------    ---------------

Cash flows from operating activities:
     Net income                                                                  $75,567            $68,724
     Adjustments to reconcile net income to net cash
            provided by operating activities:
     Depreciation and amortization                                                   532                350
     Amortization of bond premium and discount                                    (1,355)              (103)
     Current income taxes                                                         15,932              6,911
     Deferred income taxes                                                         4,967              3,632
     Deferred acquisition costs                                                   (4,708)            (1,041)
     Unearned premiums, net                                                       24,793               (238)
     Losses and loss adjustment expenses                                           2,366              2,617
     Ceded reinsurance balances payable                                           (2,572)             5,094
     Gain on sales of investments                                                    (89)              (150)
     Net unrealized portfolio gain                                                   533             (6,503)
     Premiums receivable                                                           4,618               (299)
     Other, net                                                                    3,878                604
                                                                          ---------------    ---------------
            Net cash provided by operating activities                            124,462             79,598
                                                                          ---------------    ---------------

Cash flows from investing activities:
     Proceeds from sales of bonds at amortized cost                              318,384            187,802
     Proceeds from maturities of bonds at amortized cost                          44,627             33,153
     Purchases of bonds at amortized cost                                       (438,144)          (293,976)
     Change in short-term investments                                            (26,613)             5,870
     Securities purchased under agreements to resell                              (1,908)            (3,958)
     Other, net                                                                     (130)            (1,439)
                                                                          ---------------    ---------------
            Net cash used in investing activities                               (103,784)           (72,548)
                                                                          ---------------    ---------------

Cash flows from financing activities:
     Dividends paid                                                              (13,000)           (12,000)
     Short-term financing                                                         (5,000)                 -
                                                                          ---------------    ---------------
            Net cash used in financing activities                                (18,000)           (12,000)
                                                                          ---------------    ---------------

            Net cash flow                                                          2,678             (4,950)
Cash at January 1                                                                  4,895              8,004
                                                                          ---------------    ---------------
Cash at March 31                                                                  $7,573             $3,054
                                                                          ===============    ===============

Supplemental disclosure of cash flow information:
     Cash paid during the period for:
            Income taxes                                                              $0             $7,700
                                                                          ===============    ===============



See accompanying Notes to Consolidated Unaudited Financial Statements.